Chanticleer Holdings Closes Acquisition of American Roadside Burgers

Acquisition adds five new locations to HOTR’s growing restaurant portfolio

CHARLOTTE, NC— (October 1, 2013) - Chanticleer Holdings, Inc. (HOTR) ("Chanticleer Holdings" or the "Company"), headquartered in Charlotte, N.C., announced today that the Company has purchased all of the outstanding shares of American Roadside Burgers, Inc (“ARB”). ARB is a Charlotte, N.C. based chain of 5 casual restaurants known for serving high-quality Premium beef burgers, providing value to its customers. Subject to Board and regulatory agency approvals, Tom Lewison, a current Director of American Roadside Burgers and the former Chief Operating Officer of Bojangles, will join the Chanticleer Holdings Board of Directors and provide strategic direction for the companies.

Mike Pruitt, Chairman and Chief Executive Officer of the Company, stated: "This acquisition of an exciting chain of restaurants is our first departure from our ongoing development of Hooters restaurants in foreign countries. We believe by acquiring American Roadside at this stage of their development presents Chanticleer a strategic opportunity to participate in a high-growth space with an already established brand. We plan to continue to expand the American Roadside chain as future opportunities occur as well as continue on our development of Hooters restaurants internationally. Additionally, the opportunity to work with one of the better restaurant executives in the country, Tom Lewison, is an extremely important step in our corporate transformation.”

ARB, a 10 year old chain is known for its diverse menu featuring fresh salads; customized burgers made from fresh beef, turkey or veggies; milk shakes; and a large selection of various sandwiches, beers and wine. In-restaurant dining is fast and convenient and the existing restaurant locations are strategically located in high traffic areas. Each restaurant features a nostalgic "made in America" theme.

The first American Roadside Burgers location opened in 2006 in Smithtown, N.Y. Since then it has expanded to 2 locations in Charlotte, N.C., 1 location in Columbia, S.C. and the newest location is in Greenville, S.C. It was founded in 2003 by John Tunney, III, a nationally renowned creator of award winning restaurants throughout the United States.

About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America, a privately held company. Today, Hooters of America is an operator and the franchisor of over 430 Hooters® restaurants in 28 countries. Chanticleer maintains a minority ownership stake in Hooters of America and its CEO, Mike Pruitt, is also a member of Hooters' Board of Directors.

For further information, please visit www.chanticleerholdings.com

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About American Roadside Burgers, Inc.

For further information on American Roadside Burgers, Inc., visit http://americanroadside.com

For further information on Hooters of America, visit www.Hooters.com

Facebook: www.Facebook.com/Hooters

Twitter: http://Twitter.com/Hooters

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt

Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com